Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2022 Second Quarter Results

PHOENIX, ARIZ. - May 4, 2022 - Universal Technical Institute, Inc. (NYSE: UTI), a leading provider of transportation and technical training programs, reported financial results for the fiscal 2022 second quarter ended March 31, 2022.

•Revenue increased 31.4% to $102.1 million in the second quarter compared to the prior year quarter.
•Net income of $7.4 million, adjusted net income* of $6.4 million, and adjusted EBITDA* of $10.9 million represent significant profitability gains over the prior year period.
•Average undergraduate full-time active students increased 13.6% from the prior year quarter, while new student starts decreased 5.4%.
•Company revised full year fiscal 2022 guidance to reflect positive first half results for revenue and profitability, and lower than anticipated new student starts.
•Subsequent to quarter’s end, the Company announced it entered into a definitive agreement to acquire Concorde Career Colleges, a leading provider of industry-aligned healthcare education programs.

“I’m pleased to report that we delivered another strong top and bottom-line performance this quarter, driven by growth in student population and higher overall revenue per student, as well as the addition of MIAT College of Technology for a full quarter,” said Jerome Grant, UTI’s Chief Executive Officer. “We made good progress this quarter on the integration of MIAT, positioning the Company to begin introducing programs such as aviation, robotics and renewable energy across UTI campuses beginning in fiscal 2023. Additionally, our two new campuses in Austin, Texas and Miramar, Florida are progressing well and we expect them to open in the third and fourth quarters, respectively.”
Grant continued, “I’m also excited about the announcement we made yesterday regarding the agreement to acquire Concorde Career Colleges, which represents a significant next step in the continued execution of our growth and diversification strategy. The addition of Concorde will broaden the Company’s family of education brands into the sizeable and growing healthcare field. As we move forward with this strategic action and others in the future, our constant guiding principle will be our ability to have extraordinary outcomes in terms of student performance and employment while focusing in areas that have significant demand in the workforce. Our growth and diversification strategy is focused on offering a broader array of high-quality, in-demand workforce solutions which both prepare students for a variety of careers in fast-growing fields and help close the country’s skills gap by leveraging key industry partnerships.”

Financial Results for the Three-Month Period Ended March 31, 2022 Compared to 2021

•Average undergraduate full-time active students increased 13.6% driven by strong new student starts throughout fiscal 2021 and the addition of MIAT. New student starts decreased 5.4% in the period, which reflects the impacts of the Omicron variant.
•Revenues increased 31.4% to $102.1 million compared to $77.7 million primarily due to an increase in average undergraduate full-time active students and higher revenue earned per student, as well as the addition of MIAT.
•Operating expenses rose by 24.4% to $98.7 million, compared to $79.4 million. The increase was primarily due to the incremental cost of delivery associated with growth in the average student population, the inclusion of MIAT and ongoing investments in support of our growth and diversification strategy.
•Operating income was $3.4 million, compared to an operating loss of $1.7 million, driven by revenue growth and operating leverage across our business model.
•Net income was $7.4 million and includes an income tax benefit from the reversal of a majority of our valuation allowance during the quarter, compared to a net loss of $1.5 million. Adjusted net income* was $6.4 million compared to adjusted net loss* of $0.8 million.
•Basic and diluted income (loss) per share (EPS) were $0.11 compared to $(0.09).

•Adjusted EBITDA* was $10.9 million, compared to $2.8 million.

“Our year-to-date results have met or exceeded our expectations on most metrics through the first half of fiscal 2022, thus giving us the confidence to raise the lower end of our guidance range on our key financial metrics. This is despite the modest impact we saw during the quarter from the Omicron variant, which was mostly concentrated on new student starts,” said UTI Chief Financial Officer, Troy Anderson. “The second quarter lower starts, along with the later than originally planned opening of the Austin campus, have resulted in us lowering our start growth guidance for the fiscal year 2022. That said, we still expect to achieve double-digit start growth in the second half of the year, and strong overall growth for the full fiscal year.”

Balance Sheet and Liquidity

At March 31, 2022, UTI’s total available liquidity was $61.5 million, which reflects the previously disclosed $28.4 million net cash outflow in February 2022 associated with our acquisition of the entity that owns our Lisle, Illinois campus. After the quarter end, in April 2022 the Company completed the financing of the Lisle campus purchase with net proceeds of approximately $20 million after certain fees and the retirement of the existing debt that transferred with the acquired entity. Additionally, consistent with UTI’s growth and diversification strategy, year-to-date capital expenditures excluding the Lisle campus purchase were $24.8 million, driven primarily by the Austin, TX and Miramar, FL new campus build-outs, new welding programs, and the campus optimization initiatives, all of which are expected to be completed during fiscal 2022.

*See “Use of Non-GAAP Financial Information” below.

Financial Results for the Six-Month Period Ended March 31, 2022 Compared to 2021

•Average undergraduate full-time active students increased 14.9% driven by strong new student starts throughout fiscal 2021 and the addition of MIAT. New student starts decreased 2.0% in the period and reflects impacts from the Omicron variant primarily during the second quarter.
•Revenues increased 34.7% to $207.2 million compared to $153.8 million. Similar to the three months ended, the increase is primarily due to higher average undergraduate full-time active students and higher revenue earned per student, as well as the addition of MIAT. Revenue per student in the prior year period was negatively impacted by the pace in which students were progressing through their programs due to the continuing effects of the pandemic.
•Operating expenses increased by 22.9% to $190.2 million, compared to $154.7 million. Similar to the three months ended, the increase was primarily due to the incremental cost of delivery associated with growth in the average student population, the inclusion of MIAT and ongoing investments in support of our growth and diversification strategy.
•Operating income was $17.0 million, compared to an operating loss of $0.9 million.
•Net income was $22.2 million and includes an income tax benefit from the reversal of a majority of our valuation allowance during the current year, compared to a net loss of $0.5 million. Adjusted net income* was $21.8 million, compared to $0.3 million.
•Basic and diluted EPS were $0.36, compared to $(0.09).
•Adjusted EBITDA* was $30.9 million, compared to $7.1 million.
•Operating cash flow provided $10.4 million, compared to $17.5 million.
•Adjusted free cash flow* used cash of $0.2 million, compared to providing cash of $10.4 million.

*See “Use of Non-GAAP Financial Information” below.

Student Metrics

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Total new student starts	2,275	2,405	4,247	4,332
Average undergraduate full-time active students	12,903	11,356	13,316	11,585
End of period undergraduate full-time active students	12,466	10,945	12,466	10,945

For UTI’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Updated Fiscal 2022 Financial Outlook

Updated
FY 2022
($ in millions)	Guidance(2)
New student start growth versus fiscal 2021	8% - 12%
Revenue	$410.0 - $420.0
Adjusted net income(1)	$32.0 - $35.0
Adjusted EBITDA(1)	$52.0 - $55.0
Adjusted free cash flow(1)(3)	$35.0 - $40.0

(1) See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2) Fiscal 2022 reflects UTI estimated results for the full year and MIAT estimated results beginning November 1, 2021. Any growth rates shown are calculated on an "as reported" basis.
(3) Assumes $55.0 to $60.0 million of total capex, excluding the Lisle campus purchase, and including investments for the Austin and Miramar campuses, MIAT-related program expansion, new welding programs launching during the fiscal year, campus optimization efforts, and a consistent level of annual maintenance capex.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2022 first quarter ended March 31, 2022, on Wednesday, May 4, 2022, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu or the telephone replay can be accessed through May 18, 2022, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 1292329.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), UTI also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. UTI discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, UTI believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA

UTI defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Free Cash Flow

UTI defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Net Income (Loss)

UTI defines adjusted net income (loss) as net income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring operations, including the income tax effect on the adjustments utilizing the effective tax rate.

UTI discloses any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes acquisition-related costs for both announced and potential acquisitions, integration costs for completed acquisitions, costs related to the purchase of our Lisle, Illinois and Avondale, Arizona campuses, start-up costs associated with the Austin, TX and Miramar, FL campus openings, lease accounting adjustments resulting from the purchase of our Lisle, Illinois campus and our campus consolidation efforts, the income tax benefit recorded as a result of the CARES Act, and severance expenses due to the CEO transition. To obtain a complete understanding of UTI's performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing UTI’s financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of UTI's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address UTI’s expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s expectation that it will meet its fiscal year 2022 guidance for new student start growth (decline), revenue growth, net income, adjusted net income, adjusted EBITDA, and adjusted free cash flow; (2) expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; (3) UTI’s expectation that it will succeed in new campus launches next year; and (4) UTI’s expectation of the successful integration of the MIAT acquisition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI's actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs UTI offers, increased investment in management and capital resources, failure to comply with the restrictive covenants and UTI’s ability to pay the amounts when due under the Credit Agreement with Fifth Third Bank, the Credit Agreement with Valley National Bancorp, National Association, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by UTI in this press release and the related conference call are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute (UTI) uses its websites (https://www.uti.edu/ and https://investor.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Founded in 1965 and headquartered in Phoenix, Universal Technical Institute’s (NYSE: UTI) mission is to serve our students, partners, and communities by providing quality education and support services for in-demand careers. Approximately 250,000 students have graduated from one of UTI’s 14 campuses located across Arizona, California, Florida, Illinois, Michigan, North Carolina, Pennsylvania, New Jersey, and Texas. UTI’s campuses are accredited by the Accrediting Commission of Career Schools and Colleges (ACCSC), while its employer-aligned technical training programs are offered under four brands: Universal Technical Institute, Motorcycle Mechanics Institute / Marine Mechanics Institute, NASCAR Technical Institute, and MIAT College of Technology. For more information and a complete list of all programs offered, please visit www.uti.edu or follow on LinkedIn @UniversalTechnicalInstitute.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Mark Brenner
Vice President, Corporate Affairs & Communications
Universal Technical Institute, Inc.
(623) 445-0872

Investor Relations Contact:
Robert Winters
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Revenues	$102,086	$77,709	$207,161	$153,834
Operating expenses:
Educational services and facilities	49,209	40,480	97,110	79,811
Selling, general and administrative	49,500	38,890	93,096	74,909
Total operating expenses	98,709	79,370	190,206	154,720
Income (loss) from operations	3,377	(1,661)	16,955	(886)
Other (expense) income:
Interest (expense) income, net	(458)	7	(679)	59
Other income, net	(163)	73	(45)	355
Total other (expense) income, net	(621)	80	(724)	414
Income (loss) before income taxes	2,756	(1,581)	16,231	(472)
Income tax benefit	4,598	34	5,945	8
Net income (loss)	$7,354	$(1,547)	$22,176	$(464)
Preferred stock dividends	1,294	1,312	2,617	2,625
Net income (loss) available for distribution	$6,060	$(2,859)	$19,559	$(3,089)

Earnings per share:
Net income (loss) per share - basic	$0.11	$(0.09)	$0.36	$(0.09)
Net income (loss) per share - diluted	$0.11	$(0.09)	$0.36	$(0.09)

Weighted average number of shares outstanding:
Basic	32,992	32,762	32,920	32,709
Diluted	33,436	32,762	33,393	32,709

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	March 31, 2022	September 30, 2021
Assets
Cash and cash equivalents	$61,498	$133,721
Restricted cash	11,481	12,256
Receivables, net	15,465	17,151
Notes receivable, current portion	5,519	5,538
Prepaid expenses	8,048	6,658
Other current assets	7,461	8,068
Total current assets	109,472	183,392
Property and equipment, net	193,084	122,051
Goodwill	16,859	8,222
Intangible assets	16,273	124
Notes receivable, less current portion	30,764	30,586
Right-of-use assets for operating leases	141,736	159,075
Deferred tax asset, net	3,907	—
Other assets	5,258	9,120
Total assets	$517,353	$512,570
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$55,147	$54,397
Deferred revenue	42,010	57,648
Accrued tool sets	3,619	3,292
Operating lease liability, current portion	12,940	14,075
Long term debt, current portion	2,374	876
Other current liabilities	2,262	2,430
Total current liabilities	118,352	132,718
Deferred tax liabilities, net	—	674
Operating lease liability	137,635	153,228
Long-term debt	46,045	29,850
Other liabilities	4,586	7,570
Total liabilities	306,618	324,040
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 33,124 and 32,915 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 700 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	143,926	142,314
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 82 shares	(365)	(365)
Retained deficit	(2,437)	(21,996)
Accumulated other comprehensive income (loss)	755	(279)
Total shareholders’ equity	210,735	188,530
Total liabilities and shareholders’ equity	$517,353	$512,570

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$22,176	$(464)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,563	6,851
Amortization of right-of-use assets for operating leases	9,123	8,117
Bad debt expense	1,355	415
Stock-based compensation	2,240	1,782
Deferred income taxes	(6,556)	—
Training equipment credits earned, net	(809)	155
Unrealized gain on interest rate swap	1,034	—
Other gains (losses), net	112	(135)
Changes in assets and liabilities:
Receivables	3,777	12,277
Prepaid expenses	(79)	(2,987)
Other assets	(540)	(535)
Notes receivable	(159)	134
Accounts payable and accrued expenses	(46)	(1,480)
Deferred revenue	(17,481)	260
Income tax receivable	—	2,685
Accrued tool sets and other current liabilities	752	244
Operating lease liability	(8,566)	(9,159)
Other liabilities	(3,496)	(633)
Net cash provided by operating activities	10,400	17,527
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(26,514)	—
Purchase of property and equipment	(53,151)	(49,919)
Proceeds from disposal of property and equipment	2	6
Proceeds from maturities of held-to-maturity securities	—	18,189
Return of capital contribution from unconsolidated affiliate	188	150
Net cash used in investing activities	(79,475)	(31,574)
Cash flows from financing activities:
Payment of preferred stock cash dividend	(2,617)	(2,625)
Payments on term loan and finance leases	(678)	(64)
Payment of payroll taxes on stock-based compensation through shares withheld	(628)	(401)
Net cash used in financing activities	(3,923)	(3,090)
Change in cash, cash equivalents and restricted cash	(72,998)	(17,137)
Cash and cash equivalents, beginning of period	133,721	76,803
Restricted cash, beginning of period	12,256	12,116
Cash, cash equivalents and restricted cash, beginning of period	145,977	88,919
Cash and cash equivalents, end of period	61,498	58,965
Restricted cash, end of period	11,481	12,817
Cash, cash equivalents and restricted cash, end of period	$72,979	$71,782

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Net income (loss)	$7,354	$(1,547)	$22,176	$(464)
Interest expense (income), net	458	(7)	679	(59)
Income tax (benefit) expense	(4,598)	(34)	(5,945)	(8)
Depreciation and amortization	3,884	3,569	7,563	6,851
EBITDA	$7,098	$1,981	$24,473	$6,320
Acquisition related costs	2,023	789	2,909	789
MIAT integration costs	126	—	201	—
Start-up costs associated with Austin, TX and Miramar, FL campus openings	2,704	—	4,297	—
Facility lease accounting adjustments	(1,008)	—	(1,008)	—
Adjusted EBITDA, non-GAAP	$10,943	$2,770	$30,872	$7,109

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Six Months Ended March 31,
	2022	2021
Net cash provided by operating activities, as reported	$10,400	$17,527
Purchase of property and equipment	(53,151)	(49,919)
Free cash flow, non-GAAP	(42,751)	(32,392)
Adjustments:
Purchase of Lisle, Illinois campus	28,378	—
Purchase of Avondale, Arizona campus	—	45,240
Income tax refund received from CARES tax benefit	—	(2,739)
Acquisition related costs paid	1,872	184
MIAT integration costs paid	143	—
Cash outflow for Austin, TX and Miramar, FL start-up costs	2,987	—
Cash outflow for Austin, TX and Miramar, FL purchase of property and equipment	8,572	—
Facility lease accounting adjustments	575	—
Severance payment due to CEO transition	32	140
Adjusted free cash flow, non-GAAP	$(192)	$10,433

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Net income (loss)	$7,354	$(1,547)	$22,176	$(464)
Add back: Income tax (benefit) expense	(4,598)	(34)	(5,945)	(8)
Income (loss) before income taxes	2,756	(1,581)	16,231	(472)
Adjustments:
Acquisition related costs	2,023	789	2,909	789
MIAT integration costs	126	—	201	—
Start-up costs associated with Austin, TX and Miramar, FL campus openings	2,704	—	4,297	—
Facility lease accounting adjustments	(1,008)	—	(1,008)	—
Adjusted income (loss) before income taxes	6,601	(792)	22,630	317
Income tax effect: (expense) benefit	(238)	17	(815)	(5)
Adjusted net income (loss), non-GAAP	$6,363	$(775)	$21,815	$312

GAAP effective income tax rate (1)	3.6%	2.2%	3.6%	1.7%

(1) The GAAP effective tax rate for the three and six months ended March 31, 2022 has been adjusted to remove the impact from the MIAT purchase accounting adjustments for deferred tax liabilities and the reversal of the valuation allowance, both of which created a net tax benefit for the periods.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

Selected Supplemental Financial Information

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Salaries expense	$37,391	$32,926	$73,073	$64,716
Employee benefits and tax	7,569	5,215	14,696	11,038
Bonus expense	4,372	3,553	8,865	7,456
Stock-based compensation	1,610	1,309	2,315	1,857
Total compensation and related costs	$50,942	$43,003	$98,949	$85,067

Advertising expense	$13,555	$10,592	$24,893	$19,622
Occupancy expense, net of subleases	9,847	7,702	19,081	16,240
Depreciation and amortization	3,884	3,569	7,563	6,851
Contract services expense	2,300	2,290	4,729	4,209

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2022 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for fiscal 2022 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for fiscal 2022 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2022 Guidance

Updated
Twelve Months Ended
September 30,
2022
Net income	~ $24,600
Interest (income) expense, net	~ 1,600
Income tax (benefit) expense	~ (5,500)
Depreciation and amortization	~ 17,000
EBITDA	~ $37,700
Acquisition related costs	~ $5,000
MIAT integration and program expansion costs	~ 2,300
Start-up costs associated with Austin, TX and Miramar, FL campus openings	~ 9,000
Facility lease accounting adjustments	~ (500)
Adjusted EBITDA, non-GAAP	~ $53,500
FY 2022 Guidance Range	$52,000 - $55,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2022 Guidance

Updated
Twelve Months Ended
September 30,
2022
Net cash provided by operating activities	~ $46,500
Purchase of property and equipment	~ (85,600)
Free cash flow, non-GAAP	~ $(39,100)
Adjustments:
Acquisition related costs paid	~ 4,700
MIAT integration and program expansion costs paid	~ 2,300
Cash outflow for MIAT related program expansion purchase of property and equipment	~ 3,600
Cash outflow for Austin, TX and Miramar, FL start-up costs	~ 8,000
Cash outflow for Austin, TX and Miramar, FL purchase of property and equipment	~ 29,000
Facility lease accounting adjustments	~ 600
Purchase of Lisle, Illinois campus	~ 28,400
Severance payment due to CEO transition	~ 30
Adjusted free cash flow, non-GAAP	~ $37,500
FY 2022 Guidance Range	$35,000 - $40,000

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2022 GUIDANCE
(In thousands)
(Unaudited)

Reconciliation of Net Income to Adjusted Net Income for Fiscal 2022 Guidance

Updated
Twelve Months Ended
September 30,
2022
Net income	~ $24,600
Add back: Income tax (benefit) expense(1)	~ (5,500)
Income before income taxes	~ 19,100
Adjustments:
Acquisition related costs	~ $5,000
MIAT integration and program expansion costs	~ 2,300
Start-up costs associated with Austin, TX and Miramar, FL campus openings	~ 9,000
Facility lease accounting adjustments	~ (500)
Adjusted income before income taxes	~ $34,900
Income tax effect: (expense)(1)	~ (1,400)
Adjusted net income, non-GAAP	~ $33,500
FY 2022 Guidance Range	$32,000 - $35,000

(1)     An estimated GAAP effective tax rate of 4.0% has been used to compute the adjusted net income for fiscal 2022 which removes the impact from the MIAT purchase accounting adjustments for deferred tax liabilities and the reversal of the valuation allowance.